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                                                                EXHIBIT 10(s)

                           THIRD AMENDMENT AGREEMENT

        THIRD AMENDMENT AGREEMENT (the "Agreement") dated as of April 3, 1997 to the Revolving Credit Agreement dated as of December 19, 1996 (as amended, and as the same may be further amended, supplemented, modified or restated from time to time in accordance with its terms, the "Loan Agreement") among Sun Television and Appliances, Inc. (the "Borrower"), the financial institutions party thereto (the "Lenders"), The CIT Group/Business Credit, Inc. ("CIT") as a Lender and as Administrative Agent for the Lenders (in such capacity the "Administrative Agent") and National City Commercial Finance, Inc. as a Lender and as Co-Agent for the Lenders (in such capacity the "Co-Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement as amended hereby.

        WHEREAS, the Borrower has requested that the Administrative Agent agree to make certain advances to the Borrower in excess of its current Borrowing Base Availability and the Administrative Agent has agreed to do so, so long as the Borrower provides additional collateral to the Lenders in the form of a mortgage on the Borrower's distribution facility in Grovesport Ohio, agrees to confirm certain matters related to an anticipated tax refund and agrees to make certain changes to the Loan Agreement.

        WHEREAS, in accordance therewith the Lenders, the Administrative Agent, the Co-Agent and the Borrower have agreed to certain amendments to the Loan Agreement.

        NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

        SECTION 1.  CONDITIONS PRECEDENT

        Upon the execution and delivery hereof by the parties listed below and the fulfillment of the following conditions (the date of such execution and delivery and fulfillment referred to herein as the "Amendment Closing Date"), this Agreement shall be deemed to have become effective:

   1.1 The Lenders, the Administrative Agent and the Co-Agent shall have received and deemed to be in form and substance satisfactory to the Administrative Agent and its counsel:

        (a)(i) A certificate of the Secretary of the Borrower, dated as of a recent date and certifying (A) that attached thereto is a true and complete copy of a resolution adopted by its Board of Directors authorizing the execution, delivery and performance of this Agreement,

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including the granting of a mortgage on the Grovesport distribution center and that such resolution has not been modified, rescinded or amended and is in full force and effect, and (B) as to the incumbency and specimen signature of each of its officers executing this Agreement; and (ii) a certificate of another of its officers as to the incumbency and signature of its Secretary;

        (b) A "no default" certificate from the Chief Financial Officer of the Borrower;

        (c) A mortgage on the Grovesport, Ohio distribution center in form and substance satisfactory to the Administrative Agent (such mortgage to provide that it shall be released if the Bridge Facility is paid in full and there is no Default or Event of Default under the Loan Agreement);

        (d) A letter from the R. Carter Pate on behalf of the Borrower in the form attached as Exhibit A; and

        (e) A payment of a $50,000 amendment fee in connection with this Agreement (the Borrower's execution hereof shall authorize the Administrative Agent to charge the Borrower's account therefor on the Amendment Closing Date).

SECTION 2.  AMENDMENTS TO THE LOAN AGREEMENT

        Section 2.1 The following defined terms shall be added in the proper alphabetical order in the Loan Agreement:

        "Amendment Closing Date" shall mean the date of the execution by all parties listed below of the Third Amendment Agreement to the Revolving Credit Agreement and the fulfillment of the conditions set forth herein.

        "Bridge Facility" shall mean the temporary increase in the Borrowing Base in the amount of $5,000,000 pursuant to the terms and conditions, and for the time specified, in the Third Amendment Agreement to the Revolving Credit Agreement.

        "Mortgage" shall mean that certain fee Mortgage and Security Agreement and Assignment of Leases and Rents by the Borrower dated as of the date hereof covering the Premises consisting of the Borrower's distribution facility in Grovesport, Ohio in favor of the Administrative Agent on behalf of the Lenders.

        "Premises" shall mean the property described as subject to the Mortgage.


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                "Tax Refund" shall mean that certain federal tax refund
requested by the Borrower in the approximate amount of $9,000,000 pursuant to tax returns and related materials prepared by Coopers & Lybrand.

        Section 2.2 Section 2.04(b)(ii) of the Loan Agreement shall be amended to add a sentence at the end thereof as follows:

                "The Borrower shall be required to make a mandatory prepayment of the Bridge Facility from the proceeds of the Tax Refund immediately upon receipt thereof. Subject to the provisions of Section 7.19 hereof, any proceeds of the sale of the Premises, refinancing of the Mortgage or any proceeds emanating from the disposition of the Premises in any form, shall be applied as a mandatory prepayment of the Bridge Facility and any excess proceeds shall be applied in accordance with Section 8.04(b)(iv) hereof."

Notwithstanding anything herein to the contrary, the Bridge Facility shall be paid from proceeds of the Tax Refund or the sale, refinancing or other disposition of the Premises (in each case as specified herein) and not (without the express prior written consent of the Lenders) from the proceeds of any other Collateral (including, without limitation, Accounts), unless the Borrower has maintained on each day for thirty (30) consecutive days Availability in an amount for such 30-day period of not less than $5,000,000.

        Section 2.3 A new Section 2.04(b)(iii) of the Loan Agreement shall be added as follows:

                The Bridge Facility shall be payable in full and shall terminate on the earlier of (i) ninety (90) days from the Amendment Closing Date, (ii) the receipt by the Borrower or any person on behalf of the Borrower of the Tax Refund or (iii) sale, refinancing or other disposition of the Premises.

        Section 2.4 Section 2.04(e) of the Loan Agreement shall have added to the end thereof, a sentence stating as follows:

                "There shall be no early termination fee payable in connection with the Bridge Facility."

        Section 2.5 Section 2.05(b) of the Loan Agreement shall be amended to replace the language "plus 3%" with the language "plus 3.25%".

        Section 2.6 (a) The definition of the Loan Agreement of "Borrowing Base" shall be amended to add a sentence at the end thereof as follows:



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                "To the extent still in effect, the Bridge Facility shall be added to the Borrowing Base."

                        (b) The definition in the Loan Agreement of "Loan" or "Loans" shall be amended to remove the period at the end thereof and insert the following:

                ", including, without limitation, the Bridge Facility".

                        (c) The definition of "Related Documents" and "Loan Documents" shall be amended to add after the words "the Security Documents," the words "the Mortgage",

        Section 2.7.  A new Section 6.37 to the Loan Agreement shall be added to
Article VI as follows:

                Section 6.37. Tax Refund. The Borrower hereby agrees to file no later than April 15, 1997 its tax return for its 1996 taxable year and it shall contain a request for the Tax Refund. There are no current claims, of which the Borrower or its accountants are aware, as to which the Tax Refund may be offset. The Borrower has been advised by Coopers & Lybrand that it is anticipated that the Tax Refund should be payable on an expedited basis on approximately May 15, 1997.

        Section 2.8 Section 7.01(e) of the Loan Agreement shall be amended so that the words "within five (5) Business Days" are replaced with the words "within three (3) Business Days."

        Section 2.9. A new Section 7.18 to the Loan Agreement shall be added to Article VII as follows:

                Section 7.18  Real Estate Matters.

                (a) Environmental Report. Within thirty (30) days of the Amendment Closing Date, the Administrative Agent shall have received environmental audit reports on (i) the Premises described in the Mortgage and (ii) the waste disposal practices of the Borrower related to such Premises. The reports must (x) not disclose or indicate the presence of Hazardous Materials violating any local, state or federal laws or regulations where such violation would reasonably be expected to have a Material Adverse Effect, or any liability (existing or potential) stemming from the Borrower's Premises, its operations, its waste disposal practices or waste disposal sites used by the Borrower which liability would reasonably be expected to have a Material Adverse Effect, and (y) be satisfactory to the Administrative Agent;

                (b) Surveys. Within thirty (30) days of the Amendment Closing Date, the Administrative Agent and the title insurance company issuing the title policy referred


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to in paragraph (c) of this Section 7.18 (the "Title Insurance Company") shall have received the metes and bounds of a perimeter or boundary survey of the site of the Premises prepared by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in form reasonably acceptable to the Administrative Agent. The survey shall (x) be certified to the Lenders and the Title Insurance Company in a form reasonably acceptable to the Administrative Agent and the Title Insurance Company and (y) contain a legend reciting as to whether or not any site is located in a flood zone;

        (c) Title Insurance. Within thirty (30) days of the Amendment Closing Date, the Administrative Agent shall have received, in respect of each Mortgage, an ALTA mortgagee's title policy or marked-up unconditional binder for such insurance in form and substance reasonably satisfactory to the Administrative Agent from a title insurance company reasonably satisfactory to the Administrative Agent. The Administrative Agent shall also have received evidence that all premiums in respect of such policy has have been paid and that all charges for mortgage recording taxes, if any, shall have been paid;

        (d) Opinion. Within ten (10) days of the Amendment Closing Date, an opinion with respect to the Mortgage of Ohio real estate counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent;

        (e) Title, Liens. Except for Permitted Liens, the Premises shall be free and clear of all liens and encumbrances and the Borrower shall have good and marketable title to the Premises;

        (f) Certain Expenditures. The Borrower will advise the Administrative Agent in writing of: (i) all expenditures (actual or anticipated) in excess of $250,000 for (A) environmental clean-up, (B) environmental compliance or (C) environmental testing and the impact of said expenses on the Borrower's working capital; and (ii) any written notices the Borrower receives involving potential or actual liability in excess of $250,000 from any local, state or federal authority or any notice from any other third party advising the Borrower of any environmental liability (real or potential) stemming from the Borrower's operations, its premises, its waste disposal practices, or waste disposal sites used by the Borrower; and

        (g) Further Acts. At its sole cost and expense, the Borrower shall do all acts and execute, acknowledge and deliver all information reports, returns and withholding of monies as shall be necessary or appropriate to comply fully, or to cause compliance in all


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material respects, with applicable law in respect of the Premises and all transactions related to the Premises.

        Section 2.10. A new Section 7.19 to the Loan Agreement shall be added to
Article VII as follows:

                Section 7.19. Tax Refund. The Borrower shall, and shall cause its accountants to, act in accordance with its representation in Section
        6.37 hereof and shall notify the Administrative Agent immediately if the tax return referred to in Section 6.37 is not filed on the timetable specified in such Section 6.37 or if the representations made are no longer true and correct. In the event the Bridge Facility is paid in full from a source other than the Tax Refund or there are proceeds of the Tax Refund in excess of the amount utilized to repay the Bridge Facility and any other Obligations then due and owing and no Default or Event of Default has occurred and is continuing under any Loan Document, upon receipt of the Tax Refund the Administrative Agent shall permit the Borrower to use the Tax Refund (or the portion thereof not utilized to repay the Bridge Facility) for working capital purposes.

        Section 2.11. Section 8.04(iii) of the Loan Agreement shall be amended to read in its entirety as follows:

                (iii) the Borrower may sell or refinance the property subject to the Mortgage so long as net sale proceeds thereof are at least $5,000,000 in cash plus any unpaid interest on the Bridge Facility.


        Section 2.12. Section 8.10 of the Loan Agreement is hereby amended to read in its entirety as follows:

                8.10 Environmental. Except in compliance with applicable Environmental Laws, or in the event of any noncompliance with applicable Environmental Laws, only to the extent to which such noncompliance would not have a Material Adverse Effect, (i) use any of the property of the Borrower or any portion thereof for the handling, processing, storage or disposal of Hazardous Material, (ii) cause or permit to be located on any of the property any underground tank or other underground storage receptacle for Hazardous Material, (iii) generate any Hazardous Material on any of the property, (iv) conduct any activity on the property or use any property in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Material on, upon or into the property or (v) otherwise conduct any activity on the property or use any property in any manner that would lead to any environmental claim or violate any Environmental Law or bring such property in violation of any Environmental Law.

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            SECTION 3. MISCELLANEOUS

        3.1 The Borrower represents and warrants that the statements contained in Section 6.02 of the Loan Agreement as amended by this Agreement are true and correct on the date hereof. The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lenders, the Administrative Agent and the Co-Agent that:

                (a) The Borrower is a duly organized, validly existing corporation in good standing under the laws of the State of Ohio and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions otherwise contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                (b) No consent of any other person, including, without limitation, shareholders or creditors, other than those which have been obtained, and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement;

                (c) This Agreement has been duly executed and delivered by a duly authorized officer on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable (i) bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

                 (d) The execution, delivery and performance of this Agreement will not violate any law, statute or regulation applicable to the Borrower, or any order or decree of any court or governmental instrumentality applicable to the Borrower; conflict with, or result in the breach of, or constitute a default under any contractual obligation of the Borrower.

        3.2 Without limiting any provision of the Loan Agreement, the Borrower hereby agrees to pay all Out-of-Pocket Expenses incurred by the Administrative Agent in connection with the transactions contemplated by this Agreement and the Mortgage, including but not limited to the reasonable fees and expenses of Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to CIT as Administrative Agent and as a Lender.

        3.3 The Loan Agreement and the other Loan Documents, as amended hereby, are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

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        3.4  All references to the Loan Agreement in the Loan Agreement or any
other Loan Document shall mean such agreement as amended hereby and as it may in the future be amended, restated, supplemented or modified from time to time.

        3.5 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. The Administrative Agent may rely on a facsimile copy of an execution page of this Agreement as an original.

        3.6 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        SUN TELEVISION AND APPLIANCES, INC.


                                        By: /s/ Steven A. Martin
                                            ----------------------------------
                                            Name: Steven A. Martin
                                            Title: Executive Vice President/
                                                   Chief Financial Officer


                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        individually and as Administrative Agent


                                        By: /s/ Cyril A. Prince
                                            ----------------------------------
                                            Name: Cyril A. Prince
                                            Title: Vice President


                                        NATIONAL CITY COMMERCIAL FINANCE,
                                        INC., individually and as Co-Agent


                                        By: /s/ John P. Dunn
                                            ----------------------------------
                                            Name: John P. Dunn
                                            Title: Vice President


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                                        IBJ SCHRODER BANK & TRUST COMPANY

                                        By: /s/ James M. Steff
                                           --------------------------------
                                          Name: James M. Steff
                                          Title: Vice President


                                        NATIONAL BANK OF CANADA

                                        By: /s/ Douglas K. Wingart
                                           --------------------------------
                                          Name: Douglas K. Wingart
                                          Title: Vice President


                                        SIGNET BANK

                                        By: /s/ John D. Scott
                                           --------------------------------
                                          Name: John D. Scott
                                          Title: Vice President


                                        BANKAMERICA BUSINESS CREDIT

                                        By: /s/ Lisa Palmieri
                                           --------------------------------
                                          Name: Lisa Palmieri
                                          Title: Senior Account Executive

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